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                                                                     EXHIBIT 23.


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors and Shareholders of CanArgo Energy Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of CanArgo Energy Corporation and its subsidiaries at 31 December 2002 and 2001, and the results of their operations and their cash flows for the each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Group will continue as a going concern. As discussed in Note 1, Basis of Presentation, to the consolidated financial statements, the Group is reliant on raising additional significant financing from external sources in order to recover the carrying value of its undeveloped and unproved properties and without additional financing there is substantial doubt about the Group's long term ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1, Basis of Presentation. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

March 24, 2003



London, England